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                                                               EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement on Form S-3/A (file no. 333-89767) of our report dated March 24, 2000 relating to the financial statements, which appears in Golden Star Resources Ltd.'s Annual Report on Form 10-K/A-1 for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such registration statement.



/s/ PricewaterhouseCoopers LLP
-----------------------------------
PricewaterhouseCoopers LLP
Chartered Accountants
Calgary, Canada

July 25, 2000